UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2004

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:
(503) 813-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2004, PacifiCorp appointed Ronnie Mercer (age 60) to the position of Executive Vice President, Operations, effective January 1, 2005.

Prior to this appointment, Ronnie Mercer was Group Director, Infrastructure of Scottish Power plc (“ScottishPower”), a position he held since April 2001, and was responsible in this role for the United Kingdom distribution and transmission businesses. ScottishPower is PacifiCorp’s ultimate parent company. He joined the ScottishPower Generation Business in 1994 and was appointed Generation Director in 1996 and then Managing Director of Southern Water in 1998. Previous career positions include Scottish Director and Managing Director roles at British Steel.

Mr. Mercer currently serves as a member of the Board of Directors for the following companies: Electricity Association Services Ltd, Electricity Association Ltd, Scottish Power UK Holdings Ltd, Scottish Power UK plc, SP Distribution Ltd, SP Gas Ltd, SP Manweb plc, SP Power Systems Ltd and SP Transmission Ltd.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99. ScottishPower Press Release dated December 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By	/s/ Andrew P. Haller

Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date: December 22, 2004